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                    [PricewaterhouseCoopers letterhead]


                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------


We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated February 5, 2004, except for Note 4(A) as to which the date is April 1, 2004, and February 18, 2004, relating to the financial statements and financial highlights of Connecticut General Life Insurance Company and the CG Corporate Insurance Variable Life Separate Account 02, which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Financial Statements", "Experts", "Independent Auditors" and "Financial Highlights" in such Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


Hartford, CT
April 30, 2004